EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)
Kimberly A. Matthews
(713) 571-4676

Media
K Leonard
(713) 571-3870

EOG Resources Reports Robust First Quarter 2013 Results Led by Prolific Eagle Ford Crude Oil Wells
•	Delivers Outstanding Crude Oil Production Growth of 36 Percent Year-Over-Year in the U.S. and 33 Percent Total Company
•	Surpasses Eagle Ford Production Targets
•	Announces Successful North Dakota Three Forks Second Bench Test
•	Reports Positive Results from Bakken Core 160-Acre Downspacing Program
•	Records Success from Permian Delaware and Midland Basins
•	Provides Five-Year Outlook

FOR IMMEDIATE RELEASE: Monday, May 6, 2013

HOUSTON – EOG Resources, Inc. (EOG) today reported first quarter 2013 net income of $494.7 million, or $1.82 per share. This compares to first quarter 2012 net income of $324.0 million, or $1.20 per share.
Consistent with some analysts' practice of matching realizations to settlement months and making certain other adjustments in order to exclude one-time items, adjusted non-GAAP net income for the first quarter 2013 was $489.9 million, or $1.80 per share. Adjusted non-GAAP net income for the first quarter 2012 was $317.5 million, or $1.17 per share. The results for the first quarter 2013 included net gains on asset dispositions of $115.0 million, net of tax ($0.42 per share) and a previously disclosed non-cash net loss of $105.0 million ($67.2 million after tax, or $0.24 per share) on the mark-to-market of financial commodity contracts. During the quarter, the net cash inflow related to financial commodity contracts was $67.1 million ($43.0 million after tax, or $0.16 per share). (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income to GAAP net income.)
Earnings per share increased 52 percent, discretionary cash flow increased 28 percent and adjusted EBITDAX rose 25 percent during the first quarter 2013, compared to the first quarter 2012. (Please refer to the attached tables for the reconciliation of non-GAAP discretionary cash flow to net cash provided by operating activities (GAAP) and adjusted EBITDAX (non-GAAP) to income before interest expense and income taxes (GAAP).)
"During the first quarter, EOG met its goal of again delivering strong financial performance and highly competitive overall returns," said Mark G. Papa, Chairman and Chief Executive Officer.
Operational Highlights
EOG's total crude oil production increased 33 percent during the first quarter 2013 compared to the same prior year period. U.S. crude oil production increased 36 percent versus the first quarter 2012.
EOG's South Texas Eagle Ford crude oil operations surpassed expectations due to ongoing refinements in completion techniques. During the quarter, 27 wells were put to sales with initial production rates in excess of 2,500 barrels of crude oil per day (Bopd), including nine which exceeded peak production rates of 3,500 Bopd. EOG's southeastern New Mexico and West Texas operations in the Permian Basin also contributed to ongoing production growth. In addition, modifications in completion techniques and production enhancements combined to make EOG's rate-of-return results from the Bakken the highest in company history.
"Our first quarter results clearly demonstrate EOG's ability to consistently execute a highly efficient crude oil drilling program while simultaneously trimming costs and continually making better wells," Papa said. "To further fuel EOG's momentum, we are channeling as much capital as possible into our high rate-of-return oil plays this year."
In the South Texas Eagle Ford, the Guadalupe Unit #01H, #02H, #03H, #04H, #09H, #10H, #11H and #12H had initial rates ranging from 2,175 to 4,490 Bopd with 265 to 630 barrels per day (Bpd) of natural gas liquids (NGLs) and 1.5 to 3.6 million cubic feet per day (MMcfd) of natural gas in Gonzales County. Other excellent Gonzales County producers were the Lepori Unit #1H, #2H and #3H, which flowed at initial production rates of 3,490, 3,900 and 3,880 Bopd with 530, 585 and 590 Bpd of NGLs and 3.0, 3.4 and 3.4 MMcfd of natural gas, respectively. The Lefevre Unit #1H and #2H had initial crude oil production rates of 3,195 and 3,180 Bopd with 425 and 525 Bpd of NGLs and 2.4 and 3.0 MMcfd of natural gas, respectively. The Otto Unit #4H, #5H and #6H were completed to sales at 3,915, 3,125 and 3,485 Bopd with 570, 485 and 555 Bpd of NGLs and 3.3, 2.8 and 3.2 MMcfd of natural gas, respectively. EOG has 100 percent working interest in these 16 Gonzales County wells.
Southwest of its Gonzales County acreage in Karnes County, EOG reported additional notable well results. The Wolf Unit #1H and #2H, in which EOG has 100 percent working interest, began sales at 5,380 and 4,475 Bopd with 400 and 500 Bpd of NGLs and 2.3 and 2.9 MMcfd of natural gas, respectively. The Lazy Oak Unit #4H and #5H went to initial production at 2,025 and 2,680 Bopd with 170 and 240 Bpd of NGLs and 1.0 and 1.4 MMcfd of natural gas, respectively. EOG has 50 percent working interest in these wells. EOG has 100 percent working interest in the Korth Unit #1H and #2H, which were completed to sales in January at 3,980 and 3,580 Bopd with 415 and 450 Bpd of NGLs and 2.4 and 2.6 MMcfd of natural gas, respectively.
In February 2013, EOG increased the reserve potential on its Eagle Ford acreage by 600 million barrels of crude oil equivalent (Boe) to 2.2 billion Boe and identified a 12-year inventory of more than 4,900 remaining drilling locations. Currently, EOG is pursuing manufacturing-type development of its highest rate-of-return asset with 40-acre to 65-acre spacing between wells. Based on efficiency gains and well cost improvements, EOG plans to increase its drilling program in the Eagle Ford from 400 to 425 net wells this year. If crude oil prices remain at or above current levels, EOG will further augment its drilling program in 2014.
In the Permian Basin, EOG has advanced development of its three combo shale assets, which are comprised of crude oil, NGLs and natural gas. In the Delaware Basin where EOG is focusing on the Wolfcamp and Leonard shales, it is assessing multiple producing horizons and determining optimal spacing. In the Midland Basin Wolfcamp, EOG also continues to refine completion techniques, as well as evaluate the reserve potential and determine optimal spacing on its 133,000 net acres.
EOG has accumulated 114,000 net acres in its newest asset, the West Texas Delaware Basin Wolfcamp. Its third successful horizontal well in the play, the Apache State 57 #1101H, had an initial production rate of 815 Bopd with 600 Bpd of NGLs and 3.8 MMcfd of natural gas. EOG has 100 percent working interest in this Reeves County well located south of the New Mexico border. Based on individual well reserves of 700,000 Boe, net, and over 1,100 drilling locations, EOG's estimated net reserve potential in the Delaware Basin Wolfcamp is 800 million Boe.
In the northeastern part of the Delaware Basin where EOG is targeting the Leonard shale, it completed several wells in Lea County, New Mexico. The Vaca 24 Fed Com #2H, #3H and #4H began production at 1,230, 1,410 and 1,205 Bopd with 140, 140 and 230 Bpd of NGLs and 780, 760 and 1,290 thousand cubic feet per day (Mcfd) of natural gas, respectively. EOG has 90 percent working interest in these wells. EOG has 100 percent working interest in the Vanguard 30 State Com #1H, which had an initial production rate of 1,540 Bopd with 165 Bpd of NGLs and 915 Mcfd of natural gas. The Excelsior 12 #1H, in which EOG has 48 percent working interest, was completed to sales in Loving County, Texas, adjacent to the New Mexico border, at 1,010 Bopd with 260 Bpd of NGLs and 1.4 MMcfd of natural gas.
East of the Delaware Basin in the Midland Basin Wolfcamp shale, EOG completed a number of wells in Irion County, Texas. The Munson #1005H, #1006H and #1007H began production at 965, 970 and 1,290 Bopd with 55, 60 and 100 Bpd of NGLs and 400, 430 and 730 Mcfd of natural gas, respectively. EOG has 85 percent working interest in these wells. The Faudree #10H, #11H and #12H were completed at 560, 670 and 810 Bopd with 50, 70 and 60 Bpd of NGLs and 365, 490 and 420 Mcfd of natural gas, respectively. EOG has 75 percent working interest in these wells. EOG has 80 percent working interest in the University 40D #0702H and #0701H, which began production at 660 and 705 Bopd with 75 and 95 Bpd of NGLs with 550 and 685 Mcfd of natural gas, respectively.
In North Dakota on its Antelope Extension acreage in McKenzie County, EOG previously reported success from both the Bakken formation and the first bench, the upper pay zone, of the Three Forks. During the first quarter, EOG achieved success from its first production test of the second bench of the Three Forks. The Riverview 03-3130H, in which EOG has 94 percent working interest, was completed to sales at 3,150 Bopd. EOG plans to continue testing the second bench in the same area this year. Also in McKenzie County, the West Clark 101-2425H was completed in the first bench of the Three Forks at an initial production rate of 2,205 Bopd. EOG has 100 percent working interest in the well.
In the Bakken Core Parshall Field, recent initial production rates and well results from EOG's 160-acre spacing between wells continues to be encouraging. The Wayzetta 136-2127H was completed at an initial production rate of 1,910 Bopd. Also in the Core, the Fertile 53-3024H began sales at 1,725 Bopd. EOG has 63 and 67 percent working interest in these wells, respectively. The Van Hook 20-0107H and 127-0107H were completed to sales at rates of 2,375 and 2,170 Bopd, respectively. EOG has 55 percent working interest in these wells. If crude oil prices remain in the current range, EOG plans to increase the level of its North Dakota drilling activity in 2014.
"Capturing key acreage in the Eagle Ford, Permian and Bakken/Three Forks has provided EOG with the opportunity to make good assets even better," Papa said. "We are particularly enthused about the Delaware Basin Wolfcamp and Leonard plays. With the addition of these assets, EOG's portfolio is grounded by three dynamic crude oil production growth drivers that should continue to generate best-in-class growth for many years."
Five-Year Outlook
Based on confidence in its current asset base and multi-year inventory of drilling locations, EOG is targeting sustained peer-group leading high growth rates of crude oil production for the 2013-2017 period, provided WTI prices remain at or above the mid-$80 level. With a solid inventory of combo plays, growth from NGLs also should be robust. North American natural gas is expected to show a moderate increase next year and beyond. Production in Trinidad and China during 2014 to 2017 should be flat. Overall, EOG expects to achieve a very positive total company production growth profile while maintaining a strong balance sheet.
"EOG's outstanding asset base allows us to define long-term production gains with confidence because these onshore domestic assets are largely underpinned by high rate-of-return crude oil growth," Papa said.
Hedging Activity
EOG has hedges in place for approximately 46 percent of its North American crude oil production for the remainder of 2013. For the period May 1 through June 30, 2013, EOG has crude oil financial price swap contracts in place for 101,000 Bpd at a weighted average price of $99.29 per barrel, excluding unexercised options. For the period July 1 through December 31, 2013, EOG has hedged 93,000 Bpd at a weighted average price of $98.44 per barrel, excluding unexercised options.
Based on its increased production weighting to crude oil and to better protect cash flows, EOG has implemented a hedge program for 2014. For the period January 1 through June 30, 2014, EOG has crude oil financial price swap contracts in place for 42,000 Bpd at a weighted average price of $95.86 per barrel, excluding unexercised options.
EOG also has hedged some natural gas volumes for 2013 and 2014. For the period June 1 through October 31, 2013, EOG has natural gas financial price swap contracts in place for 200,000 million British thermal units per day (MMBtud) at a weighted average price of $4.72 per million British thermal units (MMBtu), excluding unexercised options. For the period November 1 through December 31, 2013, EOG has hedged 150,000 MMBtud at a weighted average price of $4.79 per MMBtu, excluding unexercised options. For the full year 2014, EOG has natural gas financial price swap contracts in place for 170,000 MMBtud at a weighted average price of $4.54 per MMBtu, excluding unexercised options. (For a comprehensive summary of crude oil and natural gas derivative contracts, please refer to the attached tables.)
Capital Structure
As of May 1, 2013, EOG had closed on approximately $500 million of asset sales, 90 percent of its stated goal. At March 31, 2013, EOG's total debt outstanding was $6,312 million for a debt-to-total capitalization ratio of 31 percent. Taking into account cash on the balance sheet of $1,108 million at the end of the first quarter, EOG's net debt was $5,204 million for a net debt-to-total capitalization ratio of 27 percent. (Please refer to the attached tables for the reconciliation of net debt (non-GAAP) to current and long-term debt (GAAP) and the reconciliation of net debt-to-total capitalization ratio (non-GAAP) to debt-to-total capitalization ratio (GAAP).)
Conference Call Scheduled for May 7, 2013
EOG's first quarter 2013 results conference call will be available via live audio webcast at 8 a.m. Central time (9 a.m. Eastern time) on Tuesday, May 7, 2013. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through May 21, 2013.
 EOG Resources, Inc. is one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements.  EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements.  In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate income or cash flows or pay dividends are forward-looking statements.  Forward-looking statements are not guarantees of performance.  Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct.  Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control.  Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•	the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;
•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
•	the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;
•
the extent to which EOG is successful in its efforts to economically develop its acreage in, and to produce reserves and achieve anticipated production levels from, its existing and future crude oil and natural gas exploration and development projects, given the risks and uncertainties and capital expenditure requirements inherent in drilling, completing and operating crude oil and natural gas wells and the potential for interruptions of development and production, whether involuntary or intentional as a result of market or other conditions;

•	the extent to which EOG is successful in its efforts to market its crude oil, natural gas and related commodity production;
•	the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;
•
the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;

•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

•
EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;
•
competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
•
weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation of production, gathering, processing, compression and transportation facilities;

•
the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•
EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent and effect of any hedging activities engaged in by EOG;
•
the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political conditions and developments around the world (such as political instability and armed conflict), including in the areas in which EOG operates;
•	the use of competing energy sources and the development of alternative energy sources;
•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
•	acts of war and terrorism and responses to these acts;
•	physical, electronic and cyber security breaches; and
•
the other factors described under Item 1A, "Risk Factors", on pages 16 through 23 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the extent of their impact on our actual results.  Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves).  As noted above, statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves and/or other estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines.  Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.  In addition, reconciliation and calculation schedules for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

EOG RESOURCES, INC. FINANCIAL REPORT (Unaudited; in millions, except per share data)

	Three Months Ended
	March 31,
	2013	2012

Net Operating Revenues	$3,356.5	$2,806.7
Net Income	$494.7	$324.0
Net Income Per Share
Basic	$1.84	$1.22
Diluted	$1.82	$1.20
Average Number of Common Shares
Basic	269.4	266.7
Diluted	272.3	270.2

SUMMARY INCOME STATEMENTS (Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Net Operating Revenues
Crude Oil and Condensate	$1,781,833	$1,310,335
Natural Gas Liquids	169,529	198,310
Natural Gas	410,879	367,284
(Losses) Gains on Mark-to-Market Commodity Derivative Contracts	(104,956)	134,208
Gathering, Processing and Marketing	922,957	718,157
Gains on Asset Dispositions, Net	164,233	67,468
Other, Net	12,039	10,889
Total	3,356,514	2,806,651
Operating Expenses
Lease and Well	249,000	261,495
Transportation Costs	184,257	131,842
Gathering and Processing Costs	24,504	25,592
Exploration Costs	44,216	42,807
Dry Hole Costs	3,962	-
Impairments	53,548	133,147
Marketing Costs	904,649	705,468
Depreciation, Depletion and Amortization	846,388	748,743
General and Administrative	77,985	76,269
Taxes Other Than Income	134,931	121,516
Total	2,523,440	2,246,879

Operating Income	833,074	559,772

Other Income (Expense), Net	(10,134)	10,631

Income Before Interest Expense and Income Taxes	822,940	570,403

Interest Expense, Net	61,921	50,269

Income Before Income Taxes	761,019	520,134

Income Tax Provision	266,294	196,125

Net Income	$494,725	$324,009

Dividends Declared per Common Share	$0.1875	$0.17

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Wellhead Volumes and Prices
Crude Oil and Condensate Volumes (MBbld) (A)
United States	178.3	131.0
Canada	7.7	7.5
Trinidad	1.2	2.2
Other International (B)	0.1	0.1
Total	187.3	140.8

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$106.57	$101.81
Canada	85.32	89.39
Trinidad	94.51	99.25
Other International (B)	95.13	107.15
Composite	105.61	101.12

Natural Gas Liquids Volumes (MBbld) (A)
United States	58.6	50.3
Canada	0.9	0.8
Total	59.5	51.1

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$31.63	$42.49
Canada	41.90	50.88
Composite	31.78	42.62

Natural Gas Volumes (MMcfd) (A)
United States	934	1,062
Canada	79	105
Trinidad	352	369
Other International (B)	8	11
Total	1,373	1,547

Average Natural Gas Prices ($/Mcf) (C)
United States	$3.08	$2.46
Canada	3.24	2.45
Trinidad	3.91	2.98
Other International (B)	6.75	5.79
Composite	3.32	2.61

Crude Oil Equivalent Volumes (MBoed) (D)
United States	392.6	358.5
Canada	21.8	25.7
Trinidad	59.8	63.8
Other International (B)	1.4	1.8
Total	475.6	449.8

Total MMBoe (D)	42.8	40.9

(A)	Thousand barrels per day or million cubic feet per day, as applicable.
(B)	Other International includes EOG's United Kingdom, China and Argentina operations.
(C)	Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments.
(D)
Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, natural gas liquids and natural gas. Crude oil equivalents are determined using the ratio of 1.0 barrel of crude oil and condensate or natural gas liquids to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2013	2012

ASSETS
Current Assets
Cash and Cash Equivalents	$1,108,034	$876,435
Accounts Receivable, Net	1,891,202	1,656,618
Inventories	697,478	683,187
Assets from Price Risk Management Activities	32,711	166,135
Income Taxes Receivable	24,435	29,163
Deferred Income Taxes	102,035	-
Other	225,123	178,346
Total	4,081,018	3,589,884

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	39,075,040	38,126,298
Other Property, Plant and Equipment	2,769,601	2,740,619
Total Property, Plant and Equipment	41,844,641	40,866,917
Less: Accumulated Depreciation, Depletion and Amortization	(17,906,671)	(17,529,236)
Total Property, Plant and Equipment, Net	23,937,970	23,337,681
Other Assets	213,625	409,013
Total Assets	$28,232,613	$27,336,578

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$2,258,232	$2,078,948
Accrued Taxes Payable	155,140	162,083
Dividends Payable	50,510	45,802
Liabilities from Price Risk Management Activities	14,108	7,617
Deferred Income Taxes	2,164	22,838
Current Portion of Long-Term Debt	406,579	406,579
Other	187,958	200,191
Total	3,074,691	2,924,058

Long-Term Debt	5,905,917	5,905,602
Other Liabilities	864,011	894,758
Deferred Income Taxes	4,631,685	4,327,396
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and 272,366,287
Shares Issued at March 31, 2013 and 271,958,495 Shares Issued at December 31, 2012	202,724	202,720
Additional Paid in Capital	2,539,578	2,500,340
Accumulated Other Comprehensive Income	427,832	439,895
Retained Earnings	10,619,426	10,175,631
Common Stock Held in Treasury, 308,010 Shares at March 31, 2013 and
326,264 Shares at December 31, 2012	(33,251)	(33,822)
Total Stockholders' Equity	13,756,309	13,284,764
Total Liabilities and Stockholders' Equity	$28,232,613	$27,336,578

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$494,725	$324,009
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	846,388	748,743
Impairments	53,548	133,147
Stock-Based Compensation Expenses	30,436	28,338
Deferred Income Taxes	200,779	110,148
Gains on Asset Dispositions, Net	(164,233)	(67,468)
Other, Net	8,268	446
Dry Hole Costs	3,962	-
Mark-to-Market Commodity Derivative Contracts
Total Losses (Gains)	104,956	(134,208)
Realized Gains	67,050	133,601
Excess Tax Benefits from Stock-Based Compensation	(11,673)	(16,651)
Other, Net	5,022	3,352
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(236,757)	(89,948)
Inventories	(15,058)	10,208
Accounts Payable	186,065	236,625
Accrued Taxes Payable	9,004	(5,163)
Other Assets	(47,193)	(108,840)
Other Liabilities	(52,933)	(5,059)
Changes in Components of Working Capital Associated with Investing and
Financing Activities	(57,421)	(223,675)
Net Cash Provided by Operating Activities	1,424,935	1,077,605

Investing Cash Flows
Additions to Oil and Gas Properties	(1,604,123)	(1,878,813)
Additions to Other Property, Plant and Equipment	(92,201)	(170,704)
Proceeds from Sales of Assets	479,436	450,110
Changes in Components of Working Capital Associated with Investing Activities	57,149	224,087
Net Cash Used in Investing Activities	(1,159,739)	(1,375,320)

Financing Cash Flows
Dividends Paid	(46,220)	(43,250)
Excess Tax Benefits from Stock-Based Compensation	11,673	16,651
Treasury Stock Purchased	(11,024)	(20,072)
Proceeds from Stock Options Exercised	8,004	20,198
Repayment of Capital Lease Obligation	(1,427)	-
Other, Net	272	(412)
Net Cash Used in Financing Activities	(38,722)	(26,885)

Effect of Exchange Rate Changes on Cash	5,125	2,938

Increase (Decrease) in Cash and Cash Equivalents	231,599	(321,662)
Cash and Cash Equivalents at Beginning of Period	876,435	615,726
Cash and Cash Equivalents at End of Period	$1,108,034	$294,064

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME (NON-GAAP)
TO NET INCOME (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts the three-month periods ended March 31, 2013 and 2012 reported Net Income (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market losses (gains) from these transactions, to eliminate the net gains on asset dispositions in North America in 2013 and 2012 and to add back impairment charges related to certain of EOG's North American assets in 2012.  EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude non-recurring items.  EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2013		2012

Reported Net Income (GAAP)	$494,725		$324,009

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Losses (Gains)	104,956		(134,208)
Realized Gains	67,050		133,601
Subtotal	172,006		(607)

After-Tax MTM Impact	110,127		(389)

Less: Net Gains on Asset Dispositions, Net of Tax	(114,993)		(43,211)
Add: Impairments of Certain North American Assets, Net of Tax	-		37,049

Adjusted Net Income (Non-GAAP)	$489,859		$317,458

Net Income Per Share (GAAP)
Basic	$1.84		$1.22
Diluted	$1.82	(a)	$1.20	(b)

Percentage Increase - [(a) - (b)] / (b)	52%

Adjusted Net Income Per Share (Non-GAAP)
Basic	$1.82		$1.19
Diluted	$1.80		$1.17

Average Number of Common Shares
Basic	269,358		266,674
Diluted	272,263		270,242

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW (NON-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles the three-month periods ended March 31, 2013 and 2012 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP).  EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Excess Tax Benefits from Stock-Based Compensation, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities.  EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2013		2012

Net Cash Provided by Operating Activities (GAAP)	$1,424,935		$1,077,605

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	36,645		36,188
Excess Tax Benefits from Stock-Based Compensation	11,673		16,651
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	236,757		89,948
Inventories	15,058		(10,208)
Accounts Payable	(186,065)		(236,625)
Accrued Taxes Payable	(9,004)		5,163
Other Assets	47,193		108,840
Other Liabilities	52,933		5,059
Changes in Components of Working Capital Associated with Investing and
Financing Activities	57,421		223,675

Discretionary Cash Flow (Non-GAAP)	$1,687,546	(a)	$1,316,296	(b)

Percentage Increase - [(a) - (b)] / (b)	28%

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED EARNINGS BEFORE INTEREST EXPENSE,
INCOME TAXES, DEPRECIATION, DEPLETION AND AMORTIZATION, EXPLORATION COSTS,
DRY HOLE COSTS, IMPAIRMENTS AND ADDITIONAL ITEMS (ADJUSTED EBITDAX)
(NON-GAAP) TO INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (GAAP)
(Unaudited; in thousands)

The following chart adjusts the three-month periods ended March 31, 2013 and 2012 reported Income Before Interest Expense and Income Taxes (GAAP) to Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments (EBITDAX) (Non-GAAP) and further adjusts such amount to reflect actual net cash realized from financial commodity derivative transactions by eliminating the unrealized mark-to-market (MTM) (losses) gains from these transactions and to eliminate the net gains  on asset dispositions in North America in 2013 and 2012.  EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported Income Before Interest Expense and Income Taxes (GAAP) to add back Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments and further adjust such amount to match realizations to production settlement months and make certain other adjustments to exclude non-recurring items.  EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2013		2012

Income Before Interest Expense and Income Taxes (GAAP)	$822,940		$570,403

Adjustments:
Depreciation, Depletion and Amortization	846,388		748,743
Exploration Costs	44,216		42,807
Dry Hole Costs	3,962		-
Impairments	53,548		133,147
EBITDAX (Non-GAAP)	1,771,054		1,495,100
Total Losses (Gains) on MTM Commodity Derivative Contracts	104,956		(134,208)
Realized Gains on Commodity Derivative Contracts	67,050		133,601
Net Gains on Asset Dispositions	(164,233)		(67,468)
Adjusted EBITDAX (Non-GAAP)	$1,778,827	(a)	$1,427,025	(b)

Percentage Increase - [(a) - (b)] / (b)	25%

EOG RESOURCES, INC.
CRUDE OIL AND NATURAL GAS FINANCIAL
COMMODITY DERIVATIVE CONTRACTS

Presented below is a comprehensive summary of EOG's crude oil and natural gas derivative contracts at May 3, 2013, with notional volumes expressed in Bbld and MMBtud and prices expressed in $/Bbl and $/MMBtu.  EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

CRUDE OIL DERIVATIVE CONTRACTS
		Weighted
	Volume	Average Price
	(Bbld)	($/Bbl)
2013 (1)
January 2013 (closed)	101,000	$99.29
February 1, 2013 through April 30, 2013 (closed)	109,000	99.17
May 1, 2013 through June 30, 2013	101,000	99.29
July 1, 2013 through December 31, 2013	93,000	98.44

2014 (2)
January 1, 2014 through June 30, 2014	42,000	$95.86

(1)
EOG has entered into crude oil derivative contracts which give counterparties the option to extend certain current derivative contracts for additional six-month periods.  Options covering a notional volume of 62,000 Bbld are exercisable on June 28, 2013.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 62,000 Bbld at an average price of $100.24 per barrel for each month during the period July 1, 2013 through December 31, 2013.  Options covering a notional volume of 54,000 Bbld are exercisable on December 31, 2013.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 54,000 Bbld at an average price of $98.91 per barrel for each month during the period January 1, 2014 through June 30, 2014.

(2)
EOG has entered into crude oil derivative contracts which give counterparties the option to extend certain current derivative contracts for an additional six-month period.  Options covering a total notional volume of 11,000 Bbld are exercisable on June 27, 2014, and options covering a total notional volume of 31,000 Bbld are exercisable on June 30, 2014.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 42,000 Bbld at an average price of $95.86 per barrel for each month during the period July 1, 2014 through December 31, 2014.

NATURAL GAS DERIVATIVE CONTRACTS
		Weighted
	Volume	Average Price
	(MMBtud)	($/MMBtu)
2013 (3)
January 1, 2013 through April 30, 2013 (closed)	150,000	$4.79
May 2013 (closed)	200,000	4.72
June 1, 2013 through October 31, 2013	200,000	4.72
November 1, 2013 through December 31, 2013	150,000	4.79

2014 (4)
January 1, 2014 through December 31, 2014	170,000	$4.54

(3)
EOG has entered into natural gas derivative contracts which give counterparties the option of entering into derivative contracts at future dates.  Such options are exercisable monthly up until the settlement date of each monthly contract.  For the period June 1, 2013 through October 31, 2013, if the counterparties exercise all such options, the notional volume of EOG's existing natural gas derivative contracts will increase by 200,000 MMBtud at an average price of $4.72 per MMBtu for each month during that period.  For the period November 1, 2013 through December 31, 2013, if the counterparties exercise all such options, the notional volume of EOG's existing natural gas derivative contracts will increase by 150,000 MMBtud at an average price of $4.79 per MMBtu for each month during that period.

(4)
EOG has entered into natural gas derivative contracts which give counterparties the option of entering into derivative contracts at future dates.  Additionally, in connection with certain natural gas derivative contracts settled in July 2012, counterparties retain an option of entering into derivative contracts at future dates.  All such options are exercisable monthly up until the settlement date of each monthly contract.  If the counterparties exercise all such options, the notional volume of EOG's existing natural gas derivative contracts will increase by 320,000 MMBtud at an average price of $4.66 per MMBtu for each month during the period January 1, 2014 through December 31, 2014.

Bbld	Barrels per day
$/Bbl	Dollars per barrel
MMBtud	Million British thermal units per day
$/MMBtu	Dollars per million British thermal units
MMBtu	Million British thermal units

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (NON-GAAP) AND TOTAL
CAPITALIZATION (NON-GAAP) AS USED IN THE CALCULATION OF
THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO (NON-GAAP) TO
CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)
(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation.  A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown.  EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation.  EOG management uses this information for comparative purposes within the industry.

At
March 31,
2013

Total Stockholders' Equity - (a)	$13,756

Current and Long-Term Debt - (b)	6,312
Less: Cash	(1,108)
Net Debt (Non-GAAP) - (c)	5,204

Total Capitalization (GAAP) - (a) + (b)	$20,068

Total Capitalization (Non-GAAP) - (a) + (c)	$18,960

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	31%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	27%

EOG RESOURCES, INC.
SECOND QUARTER AND FULL YEAR 2013 FORECAST AND BENCHMARK COMMODITY PRICING

(a) Second Quarter and Full Year 2013 Forecast

The forecast items for the second quarter and full year 2013 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release.  EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.

(b) Benchmark Commodity Pricing

EOG bases United States, Canada and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

EOG bases United States and Canada natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

				ESTIMATED RANGES
				(Unaudited)
	2Q 2013				Full Year 2013
Daily Production
Crude Oil and Condensate Volumes (MBbld)
United States	185.0	-	200.0		186.0	-	202.0
Canada	6.0	-	7.0		6.0	-	7.0
Trinidad	1.3	-	1.8		1.0	-	2.0
Other International	0.0	-	0.0		0.0	-	0.2
Total	192.3	-	208.8		193.0	-	211.2

Natural Gas Liquids Volumes (MBbld)
United States	59.0	-	63.5		55.5	-	66.0
Canada	0.5	-	1.0		0.5	-	0.8
Total	59.5	-	64.5		56.0	-	66.8

Natural Gas Volumes (MMcfd)
United States	900	-	940		865	-	905
Canada	70	-	80		64	-	80
Trinidad	325	-	365		350	-	375
Other International	7	-	9		8	-	10
Total	1,302	-	1,394		1,287	-	1,370

Crude Oil Equivalent Volumes (MBoed)
United States	394.0	-	420.2		385.7	-	418.8
Canada	18.2	-	21.3		17.2	-	21.1
Trinidad	55.5	-	62.6		59.3	-	64.5
Other International	1.2	-	1.5		1.3	-	1.9
Total	468.9	-	505.6		463.5	-	506.3

			ESTIMATED RANGES
			(Unaudited)
	2Q 2013			Full Year 2013
Operating Costs
Unit Costs ($/Boe)
Lease and Well	$6.15	-	$6.55	$6.15	-	$6.55
Transportation Costs	$4.50	-	$4.80	$4.40	-	$4.80
Depreciation, Depletion and Amortization	$19.95	-	$20.45	$19.85	-	$20.75

Expenses ($MM)
Exploration, Dry Hole and Impairment	$125.0	-	$165.0	$500.0	-	$550.0
General and Administrative	$80.0	-	$90.0	$360.0	-	$390.0
Gathering and Processing	$25.0	-	$35.0	$100.0	-	$130.0
Capitalized Interest	$10.0	-	$12.0	$40.0	-	$50.0
Net Interest	$60.0	-	$62.0	$226.0	-	$246.0

Taxes Other Than Income (% of Wellhead Revenue)	5.9%	-	6.3%	5.6%	-	6.6%

Income Taxes
Effective Rate	30%	-	40%	35%	-	45%
Current Taxes ($MM)	$60	-	$75	$260	-	$280

Capital Expenditures ($MM) - FY 2013 (Excluding Acquisitions)
Exploration and Development, Excluding Facilities				$5,900	-	$6,000
Exploration and Development Facilities				$710	-	$770
Gathering, Processing and Other				$435	-	$465

Pricing - (Refer to Benchmark Commodity Pricing in text)
Crude Oil and Condensate ($/Bbl)
Differentials
United States - (above) below WTI	$(7.00)	-	$(11.50)	$(4.50)	-	$(9.50)
Canada - (above) below WTI	$7.00	-	$9.00	$7.80	-	$10.80
Trinidad - (above) below WTI	$1.05	-	$3.05	$1.00	-	$3.00

Natural Gas Liquids
Realizations as % of WTI
United States	33%	-	37%	32%	-	35%
Canada	37%	-	43%	39%	-	43%

Natural Gas ($/Mcf)
Differentials
United States - (above) below NYMEX Henry Hub	$0.20	-	$0.40	$0.20	-	$0.50
Canada - (above) below NYMEX Henry Hub	$0.45	-	$0.65	$0.30	-	$0.60

Realizations
Trinidad	$3.10	-	$3.60	$2.80	-	$3.40
Other International	$4.90	-	$5.40	$5.00	-	$6.00

Definitions
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MBoed	Thousand barrels of oil equivalent per day
MMcfd	Million cubic feet per day
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate